EXHIBIT J

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Post-effective Amendment No. 8 to the Registration Statement for Prasad Series Trust (Registration Number 333-63151) of our report incorporated by reference herein on the financial statements of Prasad Series Trust as of March 31, 2005 and all references to our firm included in or made a part of this Amendment.

/s/Meyler & Company, LLC

May 27, 2005